Exhibit 4.1

         AMENDMENT NO. 1, dated as of August 13, 1997, ("Amendment No. 1") to the WARRANT AGREEMENT dated as of July 31, 1995 (the "Warrant Agreement") between THE AES CORPORATION, a Delaware corporation (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, as warrant agent (the "Warrant Agent").

         WHEREAS, the Warrant Agreement sets forth, among other things, the terms and conditions upon which the Warrants were issued to the Holders;

         WHEREAS, the Company and the Warrant Agent desire to amend the Warrant Agreement to cure a defect therein;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the sufficiency of which are hereby acknowledged, the Company and the Warrant Agent hereby agree as follows:

         Section 1. Amendment. The Warrant Agreement is hereby amended as follows:

         (a) Section 2.1 is hereby amended by deleting the word "is" in the sixth line thereof and replacing it with the phrase "and the number of Warrant Shares issuable upon the exercise of each Warrant are".

         (b) Section 10.1 is hereby amended by adding, after Section 10.1(j), the following new paragraph:

              "(k) Upon each adjustment of the Warrant Price pursuant to this
         Section 10.1, the number of Warrant Shares issuable upon the exercise of each Warrant shall be the number derived by multiplying the number of Warrant Shares issuable immediately prior to such adjustment by the Warrant Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Warrant Price."

         (c) Section 10.3 is hereby amended by deleting the word "is" in the second line thereof and replacing it with the phrase "and the number of Warrant Shares issuable upon the exercise of each Warrant are".

         Section 2. Effect. On and after the effective date of this Amendment No. 1, each reference in the Warrant Agreement to "this Agreement", "hereunder", "hereof", or words of like import, shall mean and be a reference to the Warrant Agreement, as amended or otherwise modified by this Amendment No. 1 (as in effect on the effective date of this Amendment No. 1). The Warrant Agreement (as amended or otherwise modified by this Amendment No. 1) shall continue to be in full force and effect.

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         Section 3. Successors. All the covenants and provisions of this
Amendment No. 1 by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 4. Applicable Law. This Amendment No. 1 and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and to be performed within such State, without giving effect to principles of conflicts of laws. The parties consent to the exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware, in all cases arising out of this Amendment No. 1 or the subject matter thereof, and to the service of process of such courts.

         Section 5. Benefits of this Amendment No. 1. Nothing in this Amendment No. 1 shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and the Holders any legal or equitable right, remedy or claim under this Amendment No. 1; this Amendment No. 1 shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.

         Section 6. Counterparts. This Amendment No. 1 may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 7. Captions. The captions of the Sections and subsections of this Amendment No. 1 have been inserted for convenience only and shall have no substantive effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, all as of the day and year first above written.


                                           THE AES CORPORATION

                                           By:  /s/ William R. Luraschi
                                               Name:  William R. Luraschi
                                               Title: General Counsel and
                                                      Secretary

                                           FIRST CHICAGO TRUST COMPANY OF
                                                NEW YORK

                                           By:  /s/ James R. Kuzmich
                                               Name:  James R. Kuzmich
                                               Title: Assistant Vice
                                                      President

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